PROJECT FINANCING AND DEVELOPMENT AGREEMENT

         This PROJECT FINANCING AND DEVELOPMENT AGREEMENT (the "Agreement"), effective as of ___________ 1996 (the "Effective Date"), is made by and between InternetU, Inc., a New Jersey corporation having its principal place of business at 648 Winthorp Road, Teaneck, New Jersey 07866 ("InternetU"), and University Online, Inc., a Delaware corporation having its principal place of business at 105 West Broad Street, Suite 301, Falls Church, Virginia 22046 ("UOL").

                                    RECITALS

         WHEREAS, UOL is in the business of developing, publishing, and distributing multimedia educational software through local area networks and wide area networks, such as the Internet and the World Wide Web;

         WHEREAS, UOL has entered into an agreement with Autodesk, Inc. ("Autodesk") dated effective as of April 15, 1996 (the "Autodesk/UOL
Agreement"), pursuant to which Autodesk has licensed to UOL rights to use certain Autodesk trademarks and UOL has undertaken to develop the Autodesk Virtual Campus (as that term is defined below);

         WHEREAS, the Autodesk/UOL Agreement acknowledges that UOL may contract with a third party to provide some or all of the funding required by UOL to accomplish the development, operation and marketing of the Autodesk Virtual Campus;

         WHEREAS, InternetU has been formed for the purpose of commercially exploiting opportunities in connection with the Internet, including the Autodesk Virtual Campus;

         WHEREAS, InternetU and UOL desire to enter into a project financing agreement related to the Autodesk Virtual Campus pursuant to which the specific terms and conditions of such financing by InternetU may be set forth, including the consideration to InternetU of such financing; and

         WHEREAS, InternetU and UOL executed a letter agreement dated January 22, 1996 and now intend this agreement to replace and supersede that letter agreement.

         NOW, THEREFORE, the parties agree as follows:


        1.       DEFINITIONS

         1.1 "Autodesk Virtual Campus" shall mean a campus-like graphical user interface located on the Internet that a student or learning professional may access to obtain information about Autodesk, Inc. products and other related subject areas through the Internet as contemplated by the Autodesk/UOL Agreement.

         1.2 "Content Provider" shall mean those individuals, institutions and organizations that provide Products and Services or Courseware.

         1.3 "Courseware" shall mean interactive courseware that runs on the Student Management System.

   * [ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

         1.4 "Net Revenue" shall mean revenues derived from (a) Courseware delivered through the Autodesk Virtual Campus; (b) Products and Services that are downloaded from the Autodesk Virtual Campus, or ordered and shipped to customers through the Autodesk Virtual Campus, less costs paid by UOL to (i) Content Providers, resellers, distributors, individuals and consultants offering Products and Services (which costs shall not include UOL general administrative costs), and (ii) credit card issuers for transaction processing fees and (c) advertising, promotion, promotional links from the Autodesk Virtual Campus to other Internet addresses, or other revenue-generating activities related to the Autodesk Virtual Campus.

         1.5 "Products or Services" shall mean all items offered on the Autodesk Virtual Campus, except Courseware delivered through the Student Management System of the Autodesk Virtual Campus, including but not limited to books, CD ROMs and images.

         1.6 "Student Management System" shall mean the system established to track and record student enrollment, testing, grading, record keeping, maintenance, and registration for the Autodesk Virtual Campus and to report relevant information to students, faculty and Content Providers on the Autodesk Virtual Campus.

         2.       DEVELOPMENT PROGRAM FINANCING

         2.1 Funding Obligations. Subject to the terms of this Agreement, InternetU hereby agrees to provide to UOL certain cash payments to be used by UOL for the development, operation and marketing of the Autodesk Virtual Campus, all as more specifically set forth in this Section 2.

         2.2 Schedule of Payments. Subject to the fulfillment by UOL of the milestones set forth below, as such may be amended from time to time by the mutual agreement of the parties hereto, InternetU hereby agrees to make cash payments to UOL in the following amounts on or before the dates and upon the fulfillment by UOL of the milestone(s) here indicated:



         Amount                    Payment Date                             Milestone

        $ [       ]             October 15, 1996           Final specification and white paper
                                                           for Virtual Campus delivered to
                                                           InternetU; procurement of dedicated
                                                           servers, software and
                                                           telecommunications equipment; 6-12
                                                           major partners signed up under Key
                                                           Partner Program

        $ [       ]              November 15, 1996         Beta merchandising system in place

        $ [       ]              January 31, 1997          Final development of fully
                                                           interactive online course delivery
                                                           product/tools; marketing of beta
                                                           tools to developers.  First
                                                           interactive online courses
                                                           available; marketing campaign to
                                                           professional learners

        $ [       ]                May 31, 1997            Continued effectiveness of
                                                           Autodesk/UOL Agreement

        $ [       ]             September 30, 1997         Continued effectiveness of
        ----------                                         Autodesk/UOL Agreement

        $1,550,000

The  parties  acknowledge  that the  first  three  milestones  set forth in this
Section 2.2 are based on the milestones to be achieved by UOL which are set forth in the Autodesk/UOL Agreement, as such may be amended from time to time. UOL represents that it has fully satisfied all requirements specified in the October 15, 1996 milestone.

         2.3 Effect of Missed Milestone. In the event UOL fails to meet the milestone applicable to a particular payment as set forth above, and such failure is not excused hereunder, InternetU may withhold the relevant payment until such time as UOL fulfills the applicable milestone. InternetU may, at its discretion, make any payment otherwise required under this Agreement notwithstanding a missed milestone by UOL. For the purposes of this Agreement (and particularly this Section 2.3), acceptance by Autodesk of a milestone shall be deemed to be completion of such milestone for this Agreement and extension of a milestone deadline by Autodesk under the Autodesk/UOL Agreement shall operate to extend the milestone date under this Agreement and, accordingly, the corresponding date for satisfaction of the payment obligation hereunder shall be extended. In the event UOL fails to meet a milestone for purposes of the Autodesk/UOL Agreement and Autodesk declines to extend the deadline, InternetU may withhold the relevant payment; UOL shall have [


   * [ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

     ] days to meet the unfulfilled milestone or to negotiate a comparable new project plan milestone with Autodesk; the use of such revised plan for the InternetU funding obligation milestones shall be subject to the prior approval of InternetU. If InternetU declines to approve such project plan, it shall be released from further funding obligations under this Agreement upon its termination of this Agreement pursuant to Section 10.5 below, subject to the survival provisions of Section 10.6 below. In the event that during the [
                    ] day cure period provided by this Section 2.3, UOL is able to fulfill its comparable milestone under the Autodesk/UOL Agreement to the satisfaction of Autodesk, InternetU agrees that UOL will be deemed to have met the milestone hereunder, UOL shall be entitled to the full milestone payment and InternetU shall have no termination rights under Section 10.5 with respect to that milestone. In the event that UOL is unable to meet any of the first three milestones within the [ ]-day cure period, then (i) the ownership interest of UOL in the source code for the Autodesk Virtual Campus (as otherwise would apply under Section 5.3) shall be reduced and (ii) the royalties to which UOL would otherwise be entitled from the Autodesk Campus shall be reduced to UOL (and thus paid to InternetU), each in accordance with the schedule set forth on SCHEDULE
2.3 attached hereto.

         2.4 Effect of Missed or Partial Payment. In the event InternetU fails to make any portion of a payment when such payment is due as set forth above, then (i) the ownership interest of InternetU in the source code for the Autodesk Virtual Campus (as otherwise would apply under Section 5.3) and (ii) the royalties otherwise payable to InternetU as set forth in Section 5.1 below each shall be reduced in accordance with the schedule set forth on SCHEDULE 2.4. Any such reductions taken will correspond with the proportion of the payment amount InternetU failed to make as it related to the aggregate payments then due. In the event InternetU fails to make at least a partial payment of $200,000 in respect of any three milestone payments as required by Section 2.2 above, UOL may, in its discretion, invoke the termination provisions of Section 10.5 below. The parties hereto expressly acknowledge and agree that there shall be no cure period in respect of a missed payment, but InternetU shall have thirty (30) days after making a timely payment of at least $200,000 within which to pay the difference between the full milestone payment and such $200,000 (or such greater amount as actually paid) before a reduction in ownership rights of the source code and in the royalties otherwise payable to InternetU. If, in respect of any milestone, InternetU offers to UOL $200,000 or more (but less than the amount stipulated for that particular milestone), UOL may not refuse the payment. Any consequential reduction in warrants granted to InternetU, reduction in revenue stream or reduction in interest in the source code shall be based solely on the amount not paid by InternetU on or before the last day of the 30-day grace period. InternetU shall be entitled to the proportionate amount of warrants, revenue stream and source code interest relevant to the partial payment made by InternetU.

         2.5 UOL's Use of Funding Supplied by InternetU. UOL shall utilize all funds provided by InternetU under this Agreement for the sole purpose of paying for the development, marketing and operational expenses incurred and to be incurred by UOL under the Autodesk/UOL Agreement. These expenses shall include, but are not limited to those associated with writing the source code, purchasing hardware and marketing the Autodesk Virtual Campus. UOL expressly agrees that it will not, without the prior written consent of InternetU, use any of the funds provided hereunder by InternetU to reimburse Autodesk for expenses related to Autodesk's obligations under the Autodesk/UOL Agreement. InternetU acknowledges and agrees that it shall have no direct ownership interest in any of the hardware or other assets relating to the Autodesk Virtual Campus, except as set forth in Section 5 below.

   * [ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

         2.6 Payment method. All payments required under this Section 2 shall be made by wire transfer of immediately available funds to an account of UOL pursuant to wire instructions delivered to InternetU by UOL at least three business days in advance of a required payment. If such wire instructions are not so given, InternetU may make that payment with a bank check mailed to the offices of UOL.

         3.       INTERNETU FINANCING EFFORTS

         3.1 Offers to Third Parties. UOL acknowledges that InternetU will obtain some or all of the funding required by InternetU to make the payments to UOL as set forth in this Agreement from third parties. InternetU agrees that it will limit the persons from whom it will solicit funds for such purpose to persons who are resellers of Autodesk products and services; provided, however, that InternetU may make such solicitations to persons who qualify as "accredited investors" (as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended) and with whom principals or representatives of InternetU have a prior relationship (or are affiliates of such persons), so long as InternetU discloses the names and relationship of such persons to UOL prior to any such solicitation and InternetU obtains from such persons written representations with respect to the nature of the investment as more particularly set forth in SCHEDULE 3.1 hereto.

         3.2 Conduct of Financing Efforts. InternetU agrees that it will conduct all of its financing efforts in compliance with all federal and applicable state securities laws and that it will not hold itself out in any way, directly or indirectly, as a broker, selling agent or finder for the sale of UOL securities. InternetU agrees to provide to UOL in advance of their use, copies of all soliciting material to be used by InternetU that includes references to UOL, the Autodesk/UOL Agreement or this Agreement. UOL shall have the right to approve all such materials prior to their use. InternetU acknowledges and agrees that UOL must submit such materials to Autodesk for its prior review and approval pursuant to the requirements of the Autodesk/UOL Agreement and UOL agrees to use its best efforts to obtain such approvals.

         3.3 Eligible Investors. To the extent the funding will be provided by third party investors in InternetU, InternetU agrees that it will sell its securities only to persons who are qualified "accredited investors" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act").

         3.4 Benefits to Investors. UOL and InternetU agree to make available to third party investors the following:

                  (a) Policy and Procedure Committee. The parties hereto shall establish a Policy and Procedure Committee which shall make recommendations as to desirable policies and procedures for access to the Autodesk Virtual Campus by vendors and resellers. The Committee shall consist of six persons, three persons appointed by UOL and three persons appointed by InternetU, which persons may include investors.

                  (b) Advertising on the Autodesk Virtual Campus. Each investor shall be offered preferred advertising space at a discount from advertising rates offered to unrelated third parties, as follows: an investment of $23,000 shall entitle the investor to a 25% discount for one year; an investment of $46,000 shall entitle the investor to a 50% discount for one year; an investment of $69,000 shall entitle the investor to a discount of 50% for the first year and 25% for the next year; and an investment of $92,000 shall entitle the investor to a 50% discount for two years. After these periods, the investors will be given the right to continue in the preferred advertising space at a 10% discount from the then full rate.


         4.       COMMON STOCK PURCHASE WARRANTS

         4.1 Common Stock Purchase Warrants. UOL hereby agrees to issue to InternetU warrants to purchase the Common Stock of UOL, par value $.01 per share, pursuant to the following schedule:

         Number of Shares                    Date of Issuance
         ----------------           -----------------------------

         166,666                    October 15, 1996
         166,666                    November 15, 1996
         166,666                    January 31, 1997
         166,666                    May 31, 1997
         194,444                    September 30, 1997
         -------

         861,108

         4.2 Terms of Warrants. The exercise price for the Common Stock underlying the warrants shall be $1.80 per share. Each warrant shall expire three years after the Effective Date of this Agreement. Other terms and conditions of the warrants issued pursuant to this Section 4 shall be substantially as set forth in the form of Warrant set forth hereto as Exhibit A.

         4.3 Effect of Missed or Partial Payment by InternetU. If a scheduled payment by InternetU as required by Section 2.2 is not made when due, UOL shall be under no obligation to issue the warrant of the corresponding date as set forth above. If InternetU fails to make the full required payment as set forth in Section 2.2, but makes a partial payment, UOL may, in its discretion, reduce the number of shares subject to the corresponding warrant by the proportionate amount of the deficient payment to the full amount of the payment due. A partial payment of at least $200,000 by InternetU will not afford UOL with a right of termination under Section 10.5.

         4.4 Investor Representations. InternetU understands and acknowledges that neither the warrants to be issued under this Agreement nor the shares of Common Stock for which they may be exercised have been registered under the 1933 Act or the securities laws of any state in reliance on exemptions therefrom. InternetU agrees to make such investor representations as may be reasonably required to facilitate reliance on such exemptions from registration at the time the warrants are issued and at the time the shares of Common Stock are issued pursuant to exercise of such warrants unless such shares are subject to a then effective registration statement.

         5.       SHARING OF ROYALTIES AND OWNERSHIP OF CAMPUS

         5.1  Royalties.  Subject to the  provisions  of Section 2.4,  InternetU
shall be entitled to [       ] percent ([  ]%) of the Net Revenues  generated by
the license or sale of Courseware through the Autodesk Virtual Campus; [ ] percent ([ ]%) of the Net Revenues from the sale of Products or Services on the Autodesk Virtual Campus; and [ ] percent ([ ]%) of the Net Revenues from fees derived from all other activities related to the Autodesk Virtual Campus. In the event of the termination or expiration of the Autodesk/UOL Agreement and any successor agreement such that Autodesk is no longer participating in the Autodesk Virtual Campus, or in the event the revenues to be shared by Autodesk from the Autodesk Virtual Campus are reduced, revenues that otherwise would have been paid to Autodesk shall be allocated as follows: [ ]% of such funds shall be expended for actual marketing efforts related specifically to promotion of the Virtual Campus; [ ]% of such funds shall be retained by UOL; and of the remaining [ ]% of the funds, UOL shall pay to InternetU that portion of the [ ]% which is equivalent to the proportionate amount of the payments made by InternetU pursuant to Section 2.1 above (i.e., if InternetU has made 100% of the payments theretofore required by Section 2.1, it shall be entitled to 100% of the [ ]%; if InternetU has made only 50% of the payments required by Section 2.1, it shall be entitled to only 50% of the [ ]% and the remaining 50% shall be retained by UOL).

         5.2 InternetU Marketing Contribution and UOL Ongoing Obligations. InternetU agrees that at least [ ] percent ([ ]%) of the revenues to which it is entitled under this Agreement will be used for marketing expenses attributable to promoting the Autodesk Virtual Campus. InternetU and UOL acknowledge that the actual allocation of InternetU's revenue towards marketing may be greater than [ ] percent ([ ]%). UOL agrees that after the completion of the development of the Autodesk Virtual Campus, UOL will use its best efforts to maintain the existence of a Virtual Campus to serve the Autodesk market on the Internet, capable of performing transactions and, for the term of the Autodesk/UOL Agreement, UOL will fulfill its marketing obligations as required by the Autodesk/UOL Agreement.

         5.3 Source Code for Autodesk Virtual Campus. UOL and InternetU will jointly own the source code for the Autodesk Virtual Campus; unless such ownership interest has been reduced as the result of one or more missed milestones by UOL or missed or partial milestone payments by InternetU, InternetU shall own an equal share of such source code. The source code shall be placed in escrow pursuant to the terms of an escrow agreement in substantially the form attached hereto as Exhibit B. InternetU agrees to pay all expenses to initiate such escrow and all expenses to maintain such escrow, provided that UOL will reimburse InternetU for half the expenses up to a maximum cost to UOL of $1,550 the first year and $1,050 each year thereafter. Neither party shall be entitled to license, transfer, sell or otherwise encumber the ownership rights to the source code, or enter into negotiations concerning same, without the prior written consent of the other party. InternetU expressly acknowledges and agrees that its interest in the Autodesk Virtual Campus source code is limited to the exploitation of such


   * [ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

source code in the market served by Autodesk. Notwithstanding any other provisions of this Agreement, InternetU shall have no rights whatsoever to exploitation of the generic platforms and related software created, acquired or otherwise utilized by UOL in connection with the Autodesk Virtual Campus, it being expressly understood and agreed that, as between UOL and InternetU, such platforms and related software are the sole and exclusive property of UOL. UOL expressly agrees that InternetU shall be under no obligation to pay to UOL any additional royalties or fees in connection with the platforms and related software which are the sole and exclusive property of UOL but which are included in the Autodesk Virtual Campus so long as the use by InternetU is limited to the Autodesk Virtual Campus. Notwithstanding any other provision of this Agreement, UOL acknowledges that InternetU shall have the right to develop independently other campuses, and engage in other activities, including without limitation activities similar to those contemplated by this Agreement, with other parties, so long as InternetU is not using UOL confidential or proprietary information or technology.

         6.       PAYMENTS, BOOKS, AND RECORDS

         6.1 Payment Method. Payments to InternetU of royalties under Section 5 above shall be made on a monthly basis in arrears.

         6.2 Records; Inspection. UOL shall keep complete, true, and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at UOL's principal place of business. InternetU may inspect such books and records to confirm the royalty payments paid and payable to InternetU under this Agreement. Such inspections may be done by InternetU's independent certified public accountant at InternetU's sole cost and expense no more than twice each calendar year, at reasonable times as mutually agreed. The certified public accountant will be obliged to execute a reasonable confidentiality agreement on terms consistent with Article 8 hereof prior to commencing any such inspection. In the event an inspection reveals a variation or error producing an increase exceeding ten percent (10%) of the amount stated as having been due by UOL for any period covered by the inspection, all costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by UOL. InternetU's independent certified public accountant will report to InternetU as to whether or not there has been an underpayment and, if so, the amount thereof. No additional information discerned by the certified public accountant during the course of their inspection may be disclosed to InternetU.

         7.       REPRESENTATIONS AND WARRANTIES

         7.1      InternetU.

                  (a) Organization; Good Standing; Corporate Power. InternetU is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) Authority. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the part of InternetU, and this Agreement will be, upon such execution and delivery, duly executed and will constitute legal, valid and binding obligations of InternetU, enforceable against InternetU in accordance with their respective terms.

                  (c) No Conflicts. The execution, delivery and performance by InternetU of this Agreement does not and will not violate, conflict with or result in the breach of any agreement, instrument, judgment, judicial decree or order, or any provision of federal or state law to which InternetU is a party or by which InternetU or any of its assets are bound.

                  (d) No Consent. No consent or approval by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by InternetU of this Agreement.

                  (e) Absence of Litigation. There are no judicial, administrative or other legal proceedings or governmental investigations pending against InternetU or its principals with respect to the execution or performance of InternetU's obligations under this Agreement or involving its business or assets and, to the best of InternetU's knowledge, there are no such proceedings or investigations threatened.

                  (f) Compliance with Laws. InternetU has complied in all material respects with all laws (statutory or otherwise), rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees and awards of all governmental and regulatory authorities (collectively the "Laws") relating to the operation of its business and assets. InternetU has not received any notification of any asserted present or past failure of InternetU so to comply with any Law and no such violation of any Law exists.

         7.2      UOL.

                  (a) Organization; Good Standing; Corporate Power. UOL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. UOL represents and warrants that it has provided to InternetU a true and complete copy of UOL's certificate of incorporation and bylaws, each in effect on the date hereof.

                  (b) Authority. The execution, delivery and performance of this Agreement, including the issuance of warrants as contemplated by Article 4, has been duly and validly authorized by all necessary corporate action on the part of UOL, and this Agreement will be, upon such execution and delivery, duly executed and will constitute legal, valid and binding obligations of UOL, enforceable against UOL in accordance with their respective terms.

                  (c) No Conflicts. The execution, delivery and performance by UOL is this Agreement does not and will not violate, conflict with or result in the breach of any agreement, instrument, judgment, judicial decree or order, or any provision of federal or state law to which UOL is a party or by which UOL or any of its assets are bound.

                  (d) No Consent. No consent or approval by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by UOL of this Agreement.

                  (e) Intangible Assets. To the best of UOL's knowledge, UOL owns or possesses adequate rights to develop, manufacture, license, provide and market its products and services using all patents, patent applications, trademarks, service marks, copyrights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business related to this Agreement (collectively the "Intangibles"); to the best of UOL's knowledge, UOL has not infringed and is not infringing upon the rights of others with respect to Intangibles; and UOL has not received any notice of conflict with the asserted rights of others with respect to Intangibles which could, singly or in the aggregate, materially adversely affect its business as presently conducted or the prospects, financial condition or results of operations of UOL, and UOL knows of no basis therefor; and to the best of UOL's knowledge, no others have infringed upon the Intangibles of UOL.

                  (f) Absence of Litigation. There are no judicial, administrative or other legal proceedings or governmental investigations pending against UOL with respect to the right of UOL to enter into or perform its obligations under this Agreement or involving its business or assets, and, to the best of UOL's knowledge, there are no such proceedings or investigations threatened.

                  (g) Compliance with Laws. UOL has complied in all material respects with all laws (statutory or otherwise), rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees and awards of all governmental and regulatory authorities (collectively the "Laws") relating to the operation of its business and assets and the development, marketing and operation of the Autodesk Virtual Campus. UOL has not received any notification of any asserted present or past failure of UOL so to comply with any Law and no such violation of any Law exists.

                  (h) Financial Statements. Attached hereto as Exhibit C are the draft audited balance sheets of UOL as of December 31, 1995 and 1994, and the accompanying draft Report of Independent Auditors, as well as the draft quarterly financials for each of the first two quarters of fiscal 1996. Such financial statements fairly present the financial condition of UOL at December 31, 1995 and 1994, respectively, and, in respect of the quarterly reports, at March 31, 1996 and June 30, 1996, and were prepared in accordance with generally accepted accounting principles.

                  (i) No Adverse Changes. Since December 31, 1995, there has not
been  any  material   adverse  change  in  the  financial   condition,   assets,
liabilities, business or resulting operations of UOL.

                  (j) Taxes. UOL has filed all federal, state and local taxes and other returns and reports which were required to be filed in respect of all taxes, levies, license, registration and permit fees, charges or withholding of any nature whatsoever, and has paid all applicable taxes, levies and assessments which are due; and except for taxes which are not yet due and payable, there are no taxes, levies or assessments which will be payable by UOL in respect of any period prior to the date hereof; UOL is not in default in the payment of any taxes due or payable or of any assessments received in respect thereof; and there are no unpaid assessments or proposals for additional federal, state or local taxes for which UOL does not have adequate reserves, nor does UOL know of any basis therefor.

                  (k) Assets. The assets and properties of UOL include all assets and properties which are or will be material to the conduct of UOL's business as presently contemplated.

                  (l) Capitalization, etc. As of the date hereof, UOL's authorized capitalization consists of (a) 36,000,000 shares of Common Stock, par value $0.01 per share, of which 9,777,524 shares are issued and outstanding and
(b) 34,000,000 shares of Preferred Stock, par value $0.01 per share, of which 12,000,000 shares have been designated "Series A Preferred Stock" (and there are now outstanding 4,742,406 of such Series A Preferred Stock), 6,000,000 shares have been designated "Series B Preferred Stock" (and there are now none outstanding) and 6,000,000 shares have been designated "Series B-1 Preferred Stock" (and there are now outstanding 2,187,500 of such Series B-1 Preferred Stock). The Common Stock issuable upon exercise of the Warrants to be acquired pursuant to this agreement have been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer, except pursuant to applicable federal and state securities laws. All corporate action on the part of UOL and stockholders thereof, if necessary, for the authorization, execution and delivery of this agreement and the Warrants contemplated hereby, and the authorization, issuance or reservation for issuance of such Warrants and the Common Stock issuable upon exercise thereof has been taken. Except as set forth on SCHEDULE 7.2 or as contemplated by the Warrants issuable hereunder, there are no outstanding options, warrants, rights (including conversion or pre-emptive rights) or agreements for the purchase or acquisition from UOL of any shares of its capital stock or any rights which permit or allow a holder of securities of UOL to cause UOL to file a registration statement or which permit or allow the holder thereof to include securities of UOL in a registration statement filed by UOL.

         7.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY HAS MADE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, CONCERNING THE PRODUCT TO BE DEVELOPED BY UOL, THE SCOPE OR DURATION OF ANY MARKETING EFFORTS THAT THE PARTIES MAY UNDERTAKE, OR THE SUCCESS OF SUCH MARKETING EFFORT. NEITHER PARTY HAS RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATION OF THE OTHER PARTY, WRITTEN OR ORAL, AS AN INDUCEMENT TO ENTERING INTO THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

         8.       CONFIDENTIALITY

         8.1 ______ Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for two (2) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement, any information that is marked or noted as confidential and furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such confidential information (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure, as evidenced by its written records; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;
(d) was  independently  developed  by the  receiving  party as  demonstrated  by documented evidence prepared contemporaneously with such independent development; or (e) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

         8.2 Permitted Use and Disclosures. Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other government authorities, or otherwise exercising its rights hereunder; provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

         8.3 Public Disclosure. Except as otherwise required by law, neither party shall issue a press release or make any other public oral or written disclosure of the terms of this Agreement or the results of the development and funding project contemplated hereby without prior approval of the other party, it being expressly acknowledged that InternetU will be seeking UOL's prior approval with respect to certain of such information in disclosure to be provided to potential investors.

         9.       INDEMNIFICATION

         9.1 Indemnification of InternetU. UOL shall indemnify, defend and hold harmless InternetU and the directors, officers, employees, agents and counsel of InternetU and the successors and assigns of any of the foregoing (the "InternetU Indemnitees"), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and expenses and other expenses of litigation and arbitration) resulting from a claim, suit or proceeding brought by a third party against an InternetU Indemnitee, arising from or occurring (i) as a result of a breach of any of UOL's representations and warranties as set forth herein, or (ii) as a result of a breach by UOL of any of its obligations hereunder.

         9.2 Indemnification of UOL. InternetU shall indemnify, defend and hold harmless UOL and the directors, officers, employees, agents and counsel of UOL and the successors and assigns of any of the foregoing (the "UOL Indemnitees"), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and expenses and other expenses of litigation and arbitration) resulting from a claim, suit or proceeding brought by a third party against a UOL Indemnitee, arising from or occurring (i) as a result of a breach of any of InternetU's representations and warranties of InternetU set forth herein, or (ii) as a result of a breach of any of InternetU's obligations hereunder, or (iii) as a result of InternetU's financing efforts contemplated by Section 3 above, provided, however, that InternetU shall have no obligation to indemnify the UOL Indemnitees for claims based on information provided by UOL or Autodesk and included in information provided by InternetU to potential investors.

         9.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Section 9 shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability, or action in respect of which the Indemnitee or any of its directors, officers, employees, or agents intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof. The indemnity agreement in this Section 9 shall not apply to amounts paid in the settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under
Section 9. At the Indemnitor's request, the Indemnitee under this Section 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim, or liability covered by this indemnification and provide full information with respect thereto.

         10.      TERMINATION

         10.1 Term. This Agreement shall commence as of the Effective Date and shall continue until terminated pursuant to this Section 10.

         10.2     Termination of Autodesk/UOL Agreement.

                  (a) Termination for Convenience. In the event of the termination (or nonrenewal) of the Autodesk/UOL Agreement, either party may give the other party written notice of its intention to terminate this Agreement for any reason or no reason (hereafter referred to as a "Termination for Convenience"), which termination shall take effect ten days after the date of such written notice.

                  (b) Effect of Termination for Convenience.  Upon a Termination
for Convenience, the non-terminating party shall have the right to exploit the source code in respect of the Autodesk market without the further involvement of the terminating party and revenues otherwise payable to the terminating party from merchants offering Products and Services on the Autodesk Virtual Campus at the time of the Termination for Convenience, shall be reduced by one-half. Revenues thereafter generated in respect of additional merchants offering Products or Services on the Virtual Campus shall be the sole property of the non-terminating party. The source code shall then be released to the non-terminating party subject to the terms of the escrow agreement. The terminating party in a Termination for Convenience agrees not to seek to restrict the use of the source code on and after the effective date of the Termination for Convenience.

         10.3     Breach.

                  (a) Termination for Breach. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for thirty (30) days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such thirty (30) days unless the breaching party (or any other party acting on its behalf), has cured any such breach or default prior to the expiration of the thirty (30) day period; provided, however, if either party receives notification from the other of a material breach and the party alleged to be in breach notifies the other that it disputes the asserted material breach, then the matter shall be submitted to arbitration pursuant to Section 12.2 of this Agreement. In such event, no termination shall become effective unless the arbitrators have determined that a material breach occurred and the breaching party fails to cure such breach within thirty (30) days as applicable after the conclusion of such an arbitration proceeding. The parties hereto expressly acknowledge and agree that this Section 10.3 shall not apply to Section 2.2; breach of Section 2.2 by UOL shall be governed by Section 2.3 and breach of Section 2.2 by InternetU shall be governed by Section 2.4 (see Section 10.5 below). The parties hereto expressly agree that breach by either party of its obligations under Section 5.2 shall be deemed material and may give rise to termination by the non-breaching party if not cured as herein provided.

                  (b) Effect of Termination for Breach. The parties expressly agree that the provisions of Section 10.2(b) above ("Effect of Termination for Convenience") shall apply in the event of a termination for breach pursuant to this Section 10.3 and the non-breaching party shall have the rights of the non-terminating party as set forth in Section 10.2(b).

         10.4  Termination  for  Insolvency.   If  a  voluntary  or  involuntary
proceeding by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty
(60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

         10.5     Permissive Termination.

                  (a) In the event UOL fails to meet a milestone as set forth in
Section 2.3 and InternetU is entitled to terminate this Agreement as provided therein, InternetU may terminate this Agreement upon the giving of written notice thereof. The source code may then be released to InternetU subject to the terms of the escrow agreement.

                  (b) In the event InternetU fails to make all or at least $200,000 of any three required payments as set forth in Section 2.2, UOL may terminate this Agreement as provided in Section 2.4. Such termination shall be effective immediately upon the giving of written notice thereof and there shall be no cure period. The source code will then be released to UOL subject to the terms of the escrow agreement.

         10.6      Other Effects of Termination.

                  (a) In the event of termination of this Agreement by the mutual agreement of the parties, the parties will continue to jointly own the source code (in such ownership amounts as provided in this Agreement) and may pursue exploitation of such source code pursuant to such other agreements between the parties as they may determine, consistent with the provisions of
Section 5. Only Sections 8, 9, 12.2 and 12.3 of this Agreement shall survive such termination.

                  (b) In the event of termination of this Agreement  pursuant to
Section 10.2 or Section 10.3 above, Sections 6, 8, 9, 12.2 and 12.3 of this Agreement shall survive such termination.

                  (c) In the event of termination pursuant to Section 10.4, the provisions of Sections 5.1 and 5.3 (as modified by Sections 2.3 and 2.4) and Sections 6, 8, 9, 12.2 and 12.3 of this Agreement shall survive such termination and the terminating party shall have the right, subject to applicable law, to use the source code in a manner consistent with this Agreement and subject to the Autodesk/UOL Agreement. If InternetU is the terminating party, the source code may then be released from the escrow to InternetU, subject to the terms of the escrow agreement.

                  (d) In the event of termination pursuant to Section 10.5, only the provisions of Sections 5.1 and 5.3 (as modified by Sections 2.3 and 2.4) and Sections 6, 8, 9, 12.2 and 12.3 of this Agreement shall survive.

         10.7 Accrued Obligations. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to such termination, nor shall it preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

         10.8 Return of Confidential Information. Upon any termination of this agreement, InternetU and UOL shall promptly return to the other party all confidential information received from the other party (except one copy which may be retained for archival purposes), and shall no longer be entitled to use any such confidential information for any purpose.

         10.9 "Release  Conditions".  Termination of this Agreement  pursuant to
Section 10.2, Section 10.3, 10.4 or 10.5 shall give rise to the release from escrow of the source code as provided in such Sections. Each such termination shall be a "Release Condition" as contemplated under the escrow agreement.

         11.      UOL INITIAL PUBLIC OFFERING

         11.1 Impact of UOL Initial Public Offering. In the event UOL files with the Securities and Exchange Commission a Registration Statement for the initial public offering of its Common Stock (an "IPO") in 1996, payments under Section 2 shall be accelerated pursuant to the following terms:

                  (a) Half of the remaining payments required under Section 2 shall be due and payable to UOL upon the consummation of the IPO; and

                  (b) The remaining half of the payment amounts will be due and payable four months after the consummation of the IPO.

         11.2  Acceleration  of  Warrant  Issuances.  If and when  payments  are
accelerated,   the  same  acceleration  shall  apply  to  the  issuance  of  the corresponding warrants contemplated by Section 3.

         12.      MISCELLANEOUS

         12.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of Virginia, without reference to conflicts of laws principles.

         12.2 Arbitration. Any dispute under this Agreement which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with said rules. The arbitration shall be held in the location most convenient to the parties and the subject matter of the dispute. The costs of the arbitration, including administrative and arbitrator's fees, and attorneys' and witness' fees shall be borne by the losing party. The decision of the panel shall be rendered in writing. A disputed performance or suspended performance pending the resolution of arbitration must be completed within thirty (30) days following the final decision of the arbitrators or within such other reasonable period as the arbitrators determine in their written decision. Any arbitration subject to this Section shall be completed within six (6) months from the filing of notice of a request for such arbitration.

         12.3 Financial Reports. UOL covenants and agrees that for as long as InternetU holds securities of UOL, commencing on the date hereof:

                  (a) it shall furnish to InternetU as soon as practicable, and in any event within 90 days after the end of each fiscal year of UOL, an annual report of UOL, including an audited consolidated balance sheet as at the end of such fiscal year and audited consolidated statements of income, stockholders' equity and changes in financial position, together with notes thereto, for such fiscal year, setting forth in comparative form corresponding figures for the preceding fiscal year, all of which shall be correct and complete and shall fairly present the financial position of UOL and any subsidiaries at the date thereof and the results of their operations for the period then ended. The financial statements shall be accompanied by a report thereon of nationally recognized independent certified public accountants to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles.

                  (b) it shall furnish to InternetU as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the quarterly report of UOL and any subsidiaries, consisting of an unaudited consolidated balance sheet as at the end of such fiscal quarter and unaudited consolidated statements of income, stockholders' equity and changes in financial position, together with notes thereto, for such fiscal quarter and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year. All such reports shall be certified to by the chief financial officer of UOL to be correct and complete, to fairly present the financial condition of UOL and any subsidiaries as of the date thereof and the results of their operations for the period then ended and to have been prepared in accordance with generally accepted accounting principles consistently applied, except for normal year-end adjustments.

         12.4 Waiver. Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of the right or excuse a similar subsequent failure to perform any such term or condition.

         12.5 Assignment. The rights, obligations, and options granted pursuant to this Agreement shall not be assignable by either party to any third party without prior written consent of the non-assigning party; provided, however, that either party may assign its rights and delegate its duties hereunder to its successor in interest by way of a reincorporation pursuant to the laws of the state of its reincorporation. In addition, InternetU shall be permitted to make distributions in kind of UOL securities to the stockholders of InternetU pro rata in accordance with their ownership interests therein, provided that all transfer restrictions applicable to InternetU shall apply to the transferees of such securities.

         12.6 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties are not deemed to be agents, partners, or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         12.7 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

                  InternetU:        InternetU, Inc.
                                    648 Winthorp Road
                                    Teaneck, New Jersey  07866

                  UOL:              University Online, Inc.
                                    105 West Broad Street, Suite 301
                                    Falls Church, Virginia  22046

         12.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall otherwise continue in full force and effect without said provision.

         12.9 Force Majeure. Non-performance of any party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party.

         12.10 Complete Agreement. This Agreement, together with all Exhibits hereto, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or changes hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of InternetU and UOL.

         12.11 Headings. The captions to the Sections and paragraphs hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

         12.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreements.

         IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate as of the date first written above.

InternetU, Inc.                             University Online, Inc.

By: ______________________________   By: __________________________________

Name: ____________________________   Name: ________________________________

Title: ___________________________   Title: _______________________________

This is to confirm our mutual understanding that, as a result of the filing of the registration statement by UOL with the SEC, the schedule of payments under
Section 2.2 of the Project Financing and Development Agreement with InternetU is modified in accordance with Section 11.1 of the Agreement (the "Agreement"). Accordingly, assuming that UOL meets all the milestones and other conditions under the Agreement such that the total payments which may be made under the Agreement are $1,550,000, and assuming that the IPO is consummated prior to the third milestone date, then, subject to the terms set forth below, the total amount which may be paid by InternetU as of the consummation of the IPO (including any payments made prior thereto in accordance with the Agreement) shall be $775,000, with the balance due four months following the IPO closing.


The foregoing shall not affect the other terms of the Agreement, including the obligations of UOL to satisfy its milestones. In event UOL fails to satisfy any of the milestones required to be satisfied by it prior to the consummation of the IPO, the amount which may be paid by InternetU upon such consummation of the IPO will be appropriately reduced to reflect the missed milestone. At such time as the milestone is satisfied, in accordance with the Agreement, the related payment terms of the Agreement will apply. In addition, UOL must satisfy any milestones remaining prior to the date on which the final payment after the IPO shall be due. The final payment shall not be due until all of the milestones have been completed. If UOL has not satisfied any of its milestones scheduled for completion subsequent to the consummation of the IPO, the four month period shall be extended for the same amount of time that the successful completion of the milestone is delayed.


In addition, nothing set forth herein shall affect the rights of InternetU under the Agreement, including its right to approve milestone changes and its ability to make a partial payment of $200,000 in connection with any specific funding obligation. UOL must accept such payment and grant InternetU the relevant warrants and other proportionate rights to the revenue stream and source code. The ability of InternetU to make a partial payment shall apply to all required payments including those due in connection with the IPO.

Except as set forth above, there are no other changes or modifications to the Agreement.

If the foregoing is in accordance with your understanding, kindly so indicate by signing the acknowledgment below and returning a copy.


Sincerely,


/s/ Leon Siegel

Leon Siegel

Acknowledged & Agreed

UOL Publishing, Inc.


By:
      ------------------------------------

Name:
      ------------------------------------

Title:
      ------------------------------------

Date:
      ------------------------------------

648 Winthrop Road                                           Tel:  (201) 240-5181
Teaneck, NJ 07666                                           Fax:  (201) 836-4257


                                INTERNETU, INC.

October 29, 1996

Nat Kannan
UOL Publishing, Inc.
105 West Broad Street
Falls Church, VA 22046


Dear Nat:

At this time we would like to take the opportunity to confirm our discussion regarding the extension of the certain payments due under the Project Financing Agreement, as amended. As discussed, any payments otherwise due prior to December 15, 1996, shall not be due, (subject to the terms of the Project Financing Agreement, as amended) until December 15, 1996 and shall be deemed timely made if made on such date. Accordingly, if the UOL IPO becomes effective prior to December 15, 1996, the amount to be paid by InternetU to UOL shall be $775,000 subject to completion by UOL of the milestones and other terms as stated in the Project Financing Agreement, as amended. If the UOL IPO is not effective by December 15, 1996 the amount due shall be $600,000 subject to completion by UOL of the milestones and other terms as stated in the Project Financing Agreement, as amended.

In either case, a partial payment of at least $200,000 by InternetU on December 15, 1996 will not afford UOL with a right of termination under section 10.5 of the Project Financing Agreement, as amended. All provisions of the Project Financing Agreement, as amended, shall apply to the December 15, 1996 payment as if it were one milestone payment.


                                         InternetU, Inc.

                                         /s/ Leon Siegel
                                         ----------------------
                                         Leon Siegel, Treasurer


ACKNOWLEDGED AND AGREED

UOL Publishing, Inc.
------------------------
(Name)
By:  Leonard P. Kurtzman
     -------------------
Title:  CFO
      ------------------